FOR IMMEDIATE RELEASE
DATE: January 25, 2024

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2023 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $6.2 million, or $0.18 per diluted share, for the fourth quarter of 2023 compared to $18.2 million, or $0.51 per diluted share, for the third quarter of 2023.
~~•~~Significant items in the fourth quarter of 2023 results include a loss on sale of securities totaling $10.0 million, or $0.22 per diluted share, and costs relating to expense management measures totaling $2.0 million, or $0.04 per diluted share.
•Book value per share increased to $24.44 at December 31, 2023, compared to $23.31 at September 30, 2023. Tangible book value per share increased to $17.40 at December 31, 2023, compared to $16.25 at September 30, 2023(1).
•Capital remains strong with a leverage ratio of 10.0% and a total capital ratio of 14.1% at December 31, 2023.
•Loans receivable increased $68.8 million, or 1.6%, during the fourth quarter of 2023 and $284.8 million, or 7.0% during the year ended December 31, 2023.
•Net interest margin was 3.41% for the fourth quarter of 2023 compared to 3.47% for the third quarter of 2023.
•Cost of total deposits was 1.01% for the fourth quarter of 2023 compared to 0.83% for the third quarter of 2023.
~~•~~Declared a regular cash dividend of $0.23 per share on January 24, 2024, an increase of 4.5% from the $0.22 regular cash dividend per share declared in the fourth quarter of 2023.
(1) See Non-GAAP Financial Measures section herein.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank (the "Bank"), today reported net income of $6.2 million for the fourth quarter of 2023 compared to $18.2 million for the third quarter of 2023 and $22.5 million for the fourth quarter of 2022. Diluted earnings per share for the fourth quarter of 2023 were $0.18 compared to $0.51 for the third quarter of 2023 and $0.64 for the fourth quarter of 2022. Net income for the year ended 2023 totaled $61.8 million, or $1.75 per diluted share as compared to $81.9 million, or $2.31 per diluted share for 2022.
In the fourth quarter of 2023, the Company incurred a pre-tax loss of $10.0 million on the sale of investment securities due to the strategic repositioning of its investment portfolio, which affected diluted earnings per share by $0.22 for the quarter. The Company sold $151.8 million in investment securities with an estimated weighted average book yield of 2.41% and purchased $140.7 million of investment securities with an estimated weighted average book yield of 6.08%. The remaining proceeds from sales were invested in interest earning deposits. As a result of these actions, we anticipate an estimated annualized improvement of $5.3 million in interest income.
Further, costs relating to expense management measures totaling $2.0 million were recognized in the fourth quarter relating to contract renewal negotiations, contract cancellations and severance payments which were undertaken to improve future earnings. These noninterest expenses impacted diluted earnings per share by $0.04 for the quarter. These costs, in addition to approximately $1.2 million of severance costs incurred in the first quarter of 2024 due to staff reductions, are expected to provide annualized costs savings of approximately $5.3 million in future periods.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, "We are pleased with our accomplishments in the fourth quarter which included strong loan growth, expense management measures and repositioning of our investment portfolio. Although costs related to these activities are impacting current earnings, we expect enhanced earnings in future periods. We believe these actions, coupled with our strong balance sheet, will provide sustainable long-term returns for our shareholders.
We are also pleased to report that Heritage Bank is partnering with Community Roots Housing on the renovation of the historic Devonshire Apartments. This project will preserve 62 units of affordable housing in Seattle’s Belltown Neighborhood. Heritage provided a $16.9 million construction loan and $2.6 million permanent loan to update the building, which was originally built in 1925. The renovations will provide significant seismic upgrades, make the building more energy efficient and improve living conditions for residents, all while preserving the historic brickwork façade. The project will continue to provide affordable housing, serving residents earning 50% to 60% of the Area Median Income. Heritage is proud to be a partner in preserving aging affordable housing stock in Seattle."

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(Dollars in thousands, except per share amounts)
Net income	$6,233	$18,219	$22,544
Pre-tax, pre-provision income(1)	$8,001	$20,919	$29,299
Diluted earnings per share	$0.18	$0.51	$0.64
Return on average assets(2)	0.35%	1.00%	1.26%
Pre-tax, pre-provision return on average assets(1)(2)	0.44%	1.15%	1.64%
Return on average common equity(2)	3.04%	8.80%	11.46%
Return on average tangible common equity(1)(2)	4.69%	12.90%	17.21%
Net interest margin(2)	3.41%	3.47%	3.98%
Cost of total deposits(2)	1.01%	0.83%	0.16%
Efficiency ratio	84.2%	66.2%	58.0%
Noninterest expense to average total assets(2)	2.37%	2.25%	2.26%
Total assets	$7,174,957	$7,150,588	$6,980,100
Loans receivable, net	$4,287,628	$4,219,911	$4,007,872
Total deposits	$5,599,872	$5,635,187	$5,924,840
Loan to deposit ratio(3)	77.4%	75.7%	68.4%
Book value per share	$24.44	$23.31	$22.73
Tangible book value per share(1)	$17.40	$16.25	$15.66
(1) See Non-GAAP Financial Measures section herein.
(2) Annualized.
(3) Loans receivable divided by total deposits.

Balance Sheet
Total investment securities decreased $20.6 million, or 1.1%, to $1.87 billion at December 31, 2023 from $1.89 billion at September 30, 2023. As previously discussed, the Company sold $151.8 million in investment securities at a loss of $10.0 million during the fourth quarter of 2023. These funds were redeployed in investment purchases of $140.7 million and interest earning deposits.
The following table summarizes the Company's investment securities at the dates indicated:

	December 31, 2023			September 30, 2023			$ Change in Fair Value
	Amortized Cost	Net Unrealized Loss	Fair Value	Amortized Cost	Net Unrealized Loss	Fair Value
	(Dollars in thousands)
Investment securities available for sale:
U.S. government and agency securities	$16,047	$(2,297)	$13,750	$23,533	$(3,109)	$20,424	$(6,674)
Municipal securities	92,231	(12,706)	79,525	126,763	(19,958)	106,805	(27,280)
Residential CMO and MBS(1)	555,518	(43,469)	512,049	468,174	(66,993)	401,181	110,868
Commercial CMO and MBS(1)	538,910	(34,652)	504,258	651,713	(54,500)	597,213	(92,955)
Corporate obligations	7,745	(132)	7,613	4,000	(220)	3,780	3,833
Other asset-backed securities	17,336	(178)	17,158	18,317	(173)	18,144	(986)
Total	$1,227,787	$(93,434)	$1,134,353	$1,292,500	$(144,953)	$1,147,547	$(13,194)

	December 31, 2023			September 30, 2023			$ Change in Amortized Cost
	Amortized Cost	Net Unrecognized Loss	Fair Value	Amortized Cost	Net Unrecognized Loss	Fair Value
	(Dollars in thousands)
Investment securities held to maturity:
U.S. government and agency securities	$151,075	$(27,701)	$123,374	$151,040	$(35,221)	$115,819	$35
Residential CMO and MBS(1)	267,204	(14,101)	253,103	273,609	(27,445)	246,164	(6,405)
Commercial CMO and MBS(1)	321,163	(35,190)	285,973	322,196	(47,922)	274,274	(1,033)
Total	$739,442	$(76,992)	$662,450	$746,845	$(110,588)	$636,257	$(7,403)

Total investment securities	$1,967,229	$(170,426)	$1,796,803	$2,039,345	$(255,541)	$1,783,804
(1) U.S. government agency and government-sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.
Loans receivable increased $68.8 million, or 1.6%, to $4.34 billion at December 31, 2023 from $4.27 billion at September 30, 2023. New loans funded in the fourth quarter of 2023 and third quarter of 2023 totaled $113.4 million and $98.5 million, respectively. Loan prepayments decreased slightly during the fourth quarter of 2023 to $42.8 million, compared to $60.6 million during the third quarter of 2023.
Commercial and industrial loans increased $27.0 million, or 3.9%, due primarily to new loan production of $54.1 million during the fourth quarter of 2023 offset partially by repayments. Commercial and multifamily construction loans increased $25.8 million, or 8.3% due primarily to advances on outstanding commitments.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	December 31, 2023		September 30, 2023		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Commercial business:
Commercial and industrial	$718,291	16.6%	$691,318	16.2%	$26,973	3.9%
Owner-occupied commercial real estate ("CRE")	958,620	22.1	953,779	22.4	4,841	0.5
Non-owner occupied CRE	1,697,574	39.1	1,690,099	39.5	7,475	0.4
Total commercial business	3,374,485	77.8	3,335,196	78.1	39,289	1.2
Residential real estate	375,342	8.7	377,448	8.8	(2,106)	(0.6)
Real estate construction and land development:
Residential	78,610	1.8	70,804	1.7	7,806	11.0
Commercial and multifamily	335,819	7.7	310,024	7.3	25,795	8.3
Total real estate construction and land development	414,429	9.5	380,828	9.0	33,601	8.8
Consumer	171,371	4.0	173,386	4.1	(2,015)	(1.2)
Loans receivable	4,335,627	100.0%	4,266,858	100.0%	68,769	1.6
Allowance for credit losses on loans	(47,999)		(46,947)		(1,052)	2.2
Loans receivable, net	$4,287,628		$4,219,911		$67,717	1.6%

Total deposits decreased $35.3 million, or 0.6%, to $5.60 billion at December 31, 2023 from $5.64 billion at September 30, 2023. Certificates of deposit increased $64.4 million, or 10.2%, from September 30, 2023 primarily due to transfers from non-maturity deposit accounts as customers moved balances to higher yielding accounts.

The following table summarizes the Company's total deposits at the dates indicated:

	December 31, 2023		September 30, 2023		Change
	Balance	% of Total	Balance	% of Total	$	%
	(Dollars in thousands)
Noninterest demand deposits	$1,715,847	30.7%	$1,789,293	31.7%	$(73,446)	(4.1)%
Interest bearing demand deposits	1,608,745	28.7	1,630,007	28.9	(21,262)	(1.3)
Money market accounts	1,094,351	19.5	1,081,253	19.2	13,098	1.2
Savings accounts	487,956	8.7	506,028	9.0	(18,072)	(3.6)
Total non-maturity deposits	4,906,899	87.6	5,006,581	88.8	(99,682)	(2.0)
Certificates of deposit	692,973	12.4	628,606	11.2	64,367	10.2
Total deposits	$5,599,872	100.0%	$5,635,187	100.0%	$(35,315)	(0.6)%
The Company discontinued offering securities sold under agreement to repurchase during the fourth quarter of 2023. Total securities sold under agreements to repurchase were $23.2 million at September 30, 2023.
Total borrowings were $500.0 million at December 31, 2023 compared to $450.0 million at September 30, 2023. Borrowings of $50.0 million at a rate 5.09% were paid off and were offset by advances of $100.0 million at a rate of 4.89% during the fourth quarter of 2023. All borrowings were from the Federal Reserve Bank ("FRB") Bank Term Funding Program (“BTFP”). The BTFP offers loans of up to one year in length to institutions pledging eligible investment securities. The advance rate on the collateral is at par value.
Total stockholders' equity increased $39.7 million, or 4.9%, to $853.3 million at December 31, 2023 compared to $813.5 million at September 30, 2023 due primarily to a decrease of $40.2 million in accumulated other comprehensive loss as a result of increasing fair values of investment securities available for sale and $6.2 million of net income recognized for the quarter offset partially by $7.7 million in dividends paid to common shareholders.
The Company and Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”.
The following table summarizes capital ratios for the Company at the dates indicated:

	December 31, 2023	September 30, 2023	Change
Stockholders' equity to total assets	11.9%	11.4%	0.5%
Tangible common equity to tangible assets (1)	8.8	8.2	0.6
Common equity tier 1 capital ratio (2)	12.9	12.9	—
Leverage ratio (2)	10.0	9.9	0.1
Tier 1 capital ratio (2)	13.3	13.3	—
Total capital ratio (2)	14.1	14.1	—
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The allowance for credit losses ("ACL") on loans as a percentage of loans receivable was 1.11% at December 31, 2023 compared to 1.10% at September 30, 2023. During the fourth quarter of 2023, the Company recorded a $1.7 million provision for credit losses on loans, compared to a $635,000 reversal of provision for credit losses on loans during the third quarter of 2023. The provision for credit losses on loans during the fourth quarter of 2023 was primarily driven by loan growth during the quarter.
During the fourth quarter of 2023, the Company recorded a $246,000 reversal of provision for credit losses on unfunded commitments compared to a $243,000 reversal of provision for credit losses on unfunded commitments during the third quarter of 2023. The reversal of provision for credit losses on unfunded commitments during the fourth quarter of 2023 was due primarily to a $39.0 million decrease in the unfunded exposure on construction loans.
The following table provides detail on the changes in the ACL on loans and the ACL on unfunded, and the related provision for (reversal of) credit losses for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2023			September 30, 2023				December 31, 2022
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded		Total	ACL on Loans	ACL on Unfunded	Total
	(Dollars in thousands)
Balance, beginning of period	$46,947	$1,534	$48,481	$46,408	$1,777		$48,185	$42,089	$1,023	$43,112
Provision for (reversal of) credit losses	1,670	(246)	1,424	(635)	(243)		(878)	689	721	1,410
(Net charge-offs) net recoveries	(618)	—	(618)	1,174	—	—	1,174	208	—	208
Balance, end of period	$47,999	$1,288	$49,287	$46,947	$1,534		$48,481	$42,986	$1,744	$44,730

Credit Quality
The percentage of classified loans to loans receivable increased slightly to 1.61% at December 31, 2023, compared to 1.47% at September 30, 2023. Classified loans include loans rated substandard or worse. Total classified loans and loans designated as special mention increased by $14.9 million to $149.7 million at December 31, 2023, compared to $134.8 million at September 30, 2023. This increase was primarily due to the transfer of a $7.1 million commercial and industrial loan to special mention and a $6.0 million commercial and industrial lending relationship to substandard offset partially by repayments and transfers of previously classified and special mention loans to a pass rating.
The following table illustrates total loans by risk rating and their respective percentage of total loans at the dates indicated:

	December 31, 2023		September 30, 2023
	Balance	% of Total	Balance	% of Total
	(Dollars in thousands)
Risk Rating:
Pass	$4,185,893	96.6%	$4,132,053	96.8%
Special Mention	79,977	1.8	72,152	1.7
Substandard	69,757	1.6	62,653	1.5
Total	$4,335,627	100.0%	$4,266,858	100.0%
Nonaccrual loans to loans receivable was 0.10% and 0.07% at December 31, 2023 and September 30, 2023, respectively. Nonaccrual loans increased primarily due to the addition of a $2.1 million commercial and industrial loan during the fourth quarter of 2023 which is 100% government guaranteed. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	December 31, 2023	September 30, 2023	December 31, 2022
	(In thousands)
Balance, beginning of period	$3,065	$4,630	$6,234
Additions	2,149	440	605
Net principal payments and transfers to accruing status	(333)	(81)	(828)
Payoffs	(413)	(1,924)	(105)
Balance, end of period	$4,468	$3,065	$5,906

Liquidity
Total liquidity sources available at December 31, 2023 were $2.86 billion. This includes internal as well as external sources of liquidity. The Company has access to FHLB advances, the FRB Discount Window and BTFP. The Company's available liquidity sources at December 31, 2023 represented a coverage ratio of 51.1% of total deposits and 136.3% of estimated uninsured deposits.
The following table summarizes the Company's available liquidity:

	Quarter Ended
	December 31, 2023	September 30, 2023
	(Dollars in thousands)
FRB borrowing availability	$819,492	$823,117
FHLB borrowing availability(1)	1,417,518	1,202,172
Unencumbered investment securities available for sale(2)	756,258	779,871
Cash and cash equivalents	224,973	220,503
Fed funds line borrowing availability with correspondent banks	145,000	145,000
Total sources of liquidity	3,363,241	3,170,663
Less: Borrowings outstanding	(500,000)	(450,000)
Total available liquidity	$2,863,241	$2,720,663
(1) Includes FHLB total borrowing availability of $1.42 billion at December 31, 2023 based on pledged assets, however, maximum credit capacity is 45% of the Bank's total assets one quarter in arrears or $3.22 billion.
(2) Investment securities available for sale at fair value.

Net Interest Income and Net Interest Margin
Net interest income decreased $1.7 million, or 3.1%, during the fourth quarter of 2023 compared to the third quarter of 2023 due primarily to an increase of $2.5 million in interest expense partially offset by a $795,000 increase in interest income. Net interest margin decreased six basis points to 3.41% during the fourth quarter of 2023 from 3.47% during the third quarter of 2023.
The cost of interest bearing deposits increased 25 basis points to 1.48% for the fourth quarter of 2023 from 1.23% for the third quarter of 2023.
This increase was primarily due to customers transferring balances from non-maturity deposits to higher rate certificates of deposit. The yield on interest earning assets increased 12 basis points to 4.70% for the fourth quarter of 2023 compared to 4.58% for the third quarter of 2023. The yield on loans receivable, net increased five basis points to 5.35% during the fourth quarter of 2023 compared to 5.30% during the third quarter of 2023 due to higher rates on new and renewed loans and recoveries of interest on loans classified as nonaccrual loans that paid off during the quarter which contributed three basis points to the yield on loans receivable. The yield on taxable securities increased 15 basis points to 3.15% during the fourth quarter of 2023 compared to 3.00% during the third quarter of 2023 due to sales of $151.8 million of lower yielding investments with a weighted average yield of 2.41% offset by purchases of $140.7 million of higher yielding investments with a weighted average yield of 6.08%.
Net interest income decreased $9.2 million, or 14.6%, during the fourth quarter of 2023 compared to the fourth quarter of 2022 and the net interest margin decreased 57 basis points from 3.98% during this same period. The decrease was due primarily to an increase in interest expense due to an increase in deposit rates and borrowing expense partially offset by an increase in yields earned on interest earning assets following increases in market interest rates.
The following table provides relevant net interest income information for the periods indicated:

	Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Interest Earning Assets:
Loans receivable, net (2)(3)	$4,233,743	$57,092	5.35%	$4,201,554	$56,119	5.30%	$3,963,042	$48,513	4.86%
Taxable securities	1,824,205	14,488	3.15	1,931,649	14,590	3.00	1,983,178	14,655	2.93
Nontaxable securities (3)	37,382	300	3.18	60,654	448	2.93	123,430	843	2.71
Interest earning deposits	174,475	2,382	5.42	169,186	2,310	5.42	222,538	2,010	3.58
Total interest earning assets	6,269,805	74,262	4.70%	6,363,043	73,467	4.58%	6,292,188	66,021	4.16%
Noninterest earning assets	871,071			849,689			808,656
Total assets	$7,140,876			$7,212,732			$7,100,844
Interest Bearing Liabilities:
Certificates of deposit	$638,101	$6,261	3.89%	$553,015	$4,585	3.29%	$299,364	$455	0.60%
Savings accounts	497,484	231	0.18	523,882	172	0.13	632,536	107	0.07
Interest bearing demand and money market accounts	2,713,482	7,846	1.15	2,764,251	7,120	1.02	2,946,425	1,895	0.26

	Quarter Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
	(Dollars in thousands)
Total interest bearing deposits	3,849,067	14,338	1.48	3,841,148	11,877	1.23	3,878,325	2,457	0.25
Junior subordinated debentures	21,729	553	10.10	21,649	540	9.90	21,430	410	7.59
Securities sold under agreement to repurchase	17,511	5	0.11	31,729	38	0.48	43,694	41	0.37
Borrowings	459,784	5,495	4.74	451,032	5,394	4.74	543	6	4.38
Total interest bearing liabilities	4,348,091	20,391	1.86%	4,345,558	17,849	1.63%	3,943,992	2,914	0.29%
Noninterest demand deposits	1,772,261			1,859,374			2,239,806
Other noninterest bearing liabilities	207,141			186,306			136,645
Stockholders’ equity	813,383			821,494			780,401
Total liabilities and stockholders’ equity	$7,140,876			$7,212,732			$7,100,844
Net interest income and spread		$53,871	2.84%		$55,618	2.95%		$63,107	3.87%
Net interest margin			3.41%			3.47%			3.98%
(1)Annualized; average balances are calculated using daily balances.
(2) Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $832,000, $940,000 and $723,000 for the fourth quarter of 2023, third quarter of 2023 and fourth quarter of 2022, respectively.
(3) Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

Noninterest Income
Noninterest income decreased $9.4 million during the fourth quarter of 2023 from the third quarter of 2023 and decreased $9.7 million from the same period in 2022 due primarily to a $10.0 million pre-tax loss on the sale of investment securities available for sale. Card revenue decreased during the fourth quarter of 2023 compared to the third quarter of 2023 due to annual incentives of $250,000 recognized in the third quarter of 2023 as well as general declines in income due to lower transaction account volume. Other income decreased during the fourth quarter of 2023 compared to the third quarter of 2023 due to a $610,000 gain on sale of the Ellensburg branch which was recognized in the third quarter of 2023.
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2023	September 30, 2023	December 31, 2022	$	%	$	%
	(Dollars in thousands)
Service charges and other fees	$2,804	$2,856	$2,651	$(52)	(1.8)%	$153	5.8%
Card revenue	1,944	2,273	2,111	(329)	(14.5)	(167)	(7.9)
Loss on sale of investment securities	(10,005)	(1,940)	(256)	(8,065)	415.7	(9,749)	3808.2
Gain on sale of loans, net	36	157	40	(121)	(77.1)	(4)	(10.0)
Interest rate swap fees	—	62	19	(62)	(100.0)	(19)	(100.0)
Bank owned life insurance income	654	734	565	(80)	(10.9)	89	15.8
Other income	1,420	2,129	1,454	(709)	(33.3)	(34)	(2.3)
Total noninterest income	$(3,147)	$6,271	$6,584	$(9,418)	(150.2)%	$(9,731)	(147.8)%

Noninterest Expense
Noninterest expense increased $1.8 million, or 4.3%, during the fourth quarter of 2023 from the third quarter of 2023. Compensation and employee benefits expenses decreased primarily due to a reduction in employees and included $148,000 in severance costs. Data processing expenses increased due primarily to a $320,000 accrual for the early termination of a technology-related contract. Marketing expenses increased due to an increase in marketing efforts during the fourth quarter of 2023. Professional services increased due primarily to a $1.5 million expense related to renewal of the core vendor contract during the fourth quarter of 2023.
Noninterest expense increased $2.3 million, or 5.8%, during the fourth quarter of 2023 compared to the same period in 2022. Occupancy and equipment expense increased due primarily to our expansion into Boise, Idaho and annual increases in lease expenses. Federal deposit insurance premiums increased due to the increase in the assessment rate starting in January 2023. Data processing expenses and professional services increased primarily due to the same reasons stated above.
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2023	September 30, 2023	December 31, 2022	$	%	$	%
	(Dollars in thousands)
Compensation and employee benefits	$24,758	$25,008	$24,856	$(250)	(1.0)%	$(98)	(0.4)%
Occupancy and equipment	4,784	4,814	4,541	(30)	(0.6)	243	5.4
Data processing	4,863	4,366	4,369	497	11.4	494	11.3
Marketing	698	389	675	309	79.4	23	3.4
Professional services	2,266	582	630	1,684	289.3	1,636	259.7
State/municipal business and use taxes	909	1,088	1,008	(179)	(16.5)	(99)	(9.8)
Federal deposit insurance premium	847	818	490	29	3.5	357	72.9
Amortization of intangible assets	593	595	671	(2)	(0.3)	(78)	(11.6)
Other expense	3,005	3,310	3,152	(305)	(9.2)	(147)	(4.7)
Total noninterest expense	$42,723	$40,970	$40,392	$1,753	4.3%	$2,331	5.8%

Income Tax Expense
Income tax expense decreased during the fourth quarter of 2023 compared to the third quarter of 2023, primarily due to a decrease in income before income taxes. Additionally, the effective income tax rate was lower during the fourth quarter of 2023, resulting from a decrease in annual pre-tax income for the year ended 2023 which increased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and tax credits. The effective income tax rate for the year ended December 31, 2023 was 15.3% as compared to 17.7% for the year ended December 31, 2022.
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Change
	December 31, 2023	September 30, 2023	December 31, 2022	Quarter Over Quarter	Prior Year Quarter
	(Dollars in thousands)
Income before income taxes	$6,577	$21,797	$27,889	$(15,220)	$(21,312)
Income tax expense	$344	$3,578	$5,345	$(3,234)	$(5,001)
Effective income tax rate	5.2%	16.4%	19.2%	(11.2)%	(14.0)%

Dividends
On January 24, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.23 per share. The dividend is payable on February 22, 2024 to shareholders of record as of the close of business on February 8, 2024.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on Thursday, January 25, 2024 at 10:00 a.m. Pacific time. To access the call, please dial (833) 470-1428 -- access code 290327 a few minutes prior to 10:00 a.m. Pacific time. The call will be available for replay through February 1, 2024 by dialing (866) 813-9403 -- access code 301843.
About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 50 banking offices in Washington, Oregon and Idaho. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: changes in general economic conditions nationally or in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth, or increased political instability due to acts of war; changes in the interest rate environment, including prior increases in the Board of Governors of the Federal Reserve System (the “Federal Reserve”) benchmark rate and duration at which such increased interest rate levels are maintained, which could adversely affect our revenues and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity; the impact of continuing inflation and the current and future monetary policies of the Federal Reserve in response thereto; the impact of bank failures or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment; the effects of any federal government shutdown; changes in the interest rate environment; the quality and composition of our securities portfolio and the impact of any adverse changes including market liquidity within the securities markets; legislative and regulatory changes, including changes in banking, securities and tax law, in regulatory policies and principles, or the interpretation of regulatory capital or other rules; credit and interest rate risks associated with the Company’s businesses, customers, borrowings, repayment, investment, and deposit practices; fluctuations in deposits; liquidity issues, including our ability to borrow funds or raise additional capital, if necessary; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; effects of critical accounting policies and judgments, including the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”) which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except shares)

	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Cash on hand and in banks	$55,851	$61,568	$74,295
Interest earning deposits	169,122	158,935	29,295
Cash and cash equivalents	224,973	220,503	103,590
Investment securities available for sale, at fair value (amortized cost of $1,227,787, $1,292,500 and $1,460,033, respectively)	1,134,353	1,147,547	1,331,443
Investment securities held to maturity, at amortized cost (fair value of $662,450, $636,257 and $673,434, respectively)	739,442	746,845	766,396
Total investment securities	1,873,795	1,894,392	2,097,839
Loans held for sale	—	263	—
Loans receivable	4,335,627	4,266,858	4,050,858
Allowance for credit losses on loans	(47,999)	(46,947)	(42,986)
Loans receivable, net	4,287,628	4,219,911	4,007,872
Premises and equipment, net	74,899	76,436	76,930
Federal Home Loan Bank stock, at cost	4,186	8,373	8,916
Bank owned life insurance	125,655	123,639	122,059
Accrued interest receivable	19,518	18,794	18,547
Prepaid expenses and other assets	318,571	341,952	296,181
Other intangible assets, net	4,793	5,386	7,227
Goodwill	240,939	240,939	240,939
Total assets	$7,174,957	$7,150,588	$6,980,100

Liabilities and Stockholders' Equity
Deposits	$5,599,872	$5,635,187	$5,907,420
Deposits held for sale	—	—	17,420
Total deposits	5,599,872	5,635,187	5,924,840
Borrowings	500,000	450,000	—
Junior subordinated debentures	21,765	21,692	21,473
Securities sold under agreement to repurchase	—	23,158	46,597
Accrued expenses and other liabilities	200,059	207,005	189,297
Total liabilities	6,321,696	6,337,042	6,182,207

Common stock	549,748	548,652	552,397
Retained earnings	375,989	377,522	345,346
Accumulated other comprehensive loss, net	(72,476)	(112,628)	(99,850)
Total stockholders' equity	853,261	813,546	797,893
Total liabilities and stockholders' equity	$7,174,957	$7,150,588	$6,980,100

Shares outstanding	34,906,233	34,901,076	35,106,697

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Interest Income
Interest and fees on loans	$57,092	$56,119	$48,513	$217,284	$174,275
Taxable interest on investment securities	14,488	14,590	14,655	58,509	40,627
Nontaxable interest on investment securities	300	448	843	1,854	3,488
Interest on interest earning deposits	2,382	2,310	2,010	6,818	9,067
Total interest income	74,262	73,467	66,021	284,465	227,457
Interest Expense
Deposits	14,338	11,877	2,457	39,350	6,772
Junior subordinated debentures	553	540	410	2,074	1,156
Securities sold under agreement to repurchase	5	38	41	153	138
Borrowings	5,495	5,394	6	17,733	6
Total interest expense	20,391	17,849	2,914	59,310	8,072
Net interest income	53,871	55,618	63,107	225,155	219,385
Provision for (reversal of) credit losses	1,424	(878)	1,410	4,280	(1,426)
Net interest income after provision for (reversal of) credit losses	52,447	56,496	61,697	220,875	220,811
Noninterest Income
Service charges and other fees	2,804	2,856	2,651	10,966	10,390
Card revenue	1,944	2,273	2,111	8,340	8,885
Loss on sale of investment securities, net	(10,005)	(1,940)	(256)	(12,231)	(256)
Gain on sale of loans, net	36	157	40	343	633
Interest rate swap fees	—	62	19	230	402
Bank owned life insurance income	654	734	565	2,934	3,747
Gain on sale of other assets, net	—	—	—	2	469
Other income	1,420	2,129	1,454	8,079	5,321
Total noninterest income	(3,147)	6,271	6,584	18,663	29,591
Noninterest Expense
Compensation and employee benefits	24,758	25,008	24,856	100,083	92,092
Occupancy and equipment	4,784	4,814	4,541	19,156	17,465
Data processing	4,863	4,366	4,369	18,071	16,800
Marketing	698	389	675	1,930	1,643
Professional services	2,266	582	630	4,227	2,497
State/municipal business and use taxes	909	1,088	1,008	4,059	3,634
Federal deposit insurance premium	847	818	490	3,312	2,015
Amortization of intangible assets	593	595	671	2,434	2,750
Other expense	3,005	3,310	3,152	13,351	12,070
Total noninterest expense	42,723	40,970	40,392	166,623	150,966
Income before income taxes	6,577	21,797	27,889	72,915	99,436
Income tax expense	344	3,578	5,345	11,160	17,561
Net income	$6,233	$18,219	$22,544	$61,755	$81,875

	Quarter Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Basic earnings per share	$0.18	$0.52	$0.64	$1.76	$2.33
Diluted earnings per share	$0.18	$0.51	$0.64	$1.75	$2.31
Dividends declared per share	$0.22	$0.22	$0.21	$0.88	$0.84
Average shares outstanding - basic	34,902,029	35,022,676	35,104,701	35,022,247	35,103,465
Average shares outstanding - diluted	35,084,635	35,115,165	35,480,848	35,258,189	35,463,896

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Allowance for Credit Losses on Loans:
Balance, beginning of period	$46,947	$46,408	$42,089	$42,986	$42,361
Provision for (reversal of) credit losses on loans	1,670	(635)	689	4,736	(563)
Charge-offs:
Commercial business	(543)	(15)	—	(719)	(316)
Residential real estate	—	—	—	—	(30)
Real estate construction and land development	—	—	—	—	—
Consumer	(166)	(123)	(151)	(586)	(547)
Total charge-offs	(709)	(138)	(151)	(1,305)	(893)
Recoveries:
Commercial business	30	1,253	53	1,372	929
Residential real estate	—	—	—	—	3
Real estate construction and land development	—	—	210	—	384
Consumer	61	59	96	210	765
Total recoveries	91	1,312	359	1,582	2,081
Net (charge-offs) / recoveries	(618)	1,174	208	277	1,188
Balance, end of period	$47,999	$46,947	$42,986	$47,999	$42,986
Net charge-offs (recoveries) on loans to average loans receivable, net(1)	0.06%	(0.11)%	(0.02)%	(0.01)%	(0.03)%
(1) Annualized.

	December 31, 2023	September 30, 2023	December 31, 2022
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$4,468	$3,065	$5,869
Real estate construction and land development	—	—	37
Total nonaccrual loans	4,468	3,065	5,906
Accruing loans past due 90 days or more	1,293	2,158	1,615
Total nonperforming loans	5,761	5,223	7,521
Other real estate owned	—	—	—
Nonperforming assets	$5,761	$5,223	$7,521

ACL on loans to:
Loans receivable	1.11%	1.10%	1.06%
Nonaccrual loans	1,074.28%	1,531.71%	727.84%
Nonaccrual loans to loans receivable	0.10%	0.07%	0.15%
Nonperforming loans to loans receivable	0.13%	0.12%	0.19%
Nonperforming assets to total assets	0.08%	0.07%	0.11%

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands)
Average Balances, Yields, and Rates Paid:

	Year Ended December 31,
	2023			2022
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net(2)(3)	$4,155,722	$217,284	5.23%	$3,852,604	$174,275	4.52%
Taxable securities	1,937,603	58,509	3.02	1,646,058	40,627	2.47
Nontaxable securities(3)	63,051	1,854	2.94	135,004	3,488	2.58
Interest earning deposits	129,807	6,818	5.25	913,374	9,067	0.99
Total interest earning assets	6,286,183	284,465	4.53%	6,547,040	227,457	3.47%
Noninterest earning assets	853,841			774,415
Total assets	$7,140,024			$7,321,455
Interest Bearing Liabilities:
Certificates of deposit	$491,653	$14,554	2.96%	$313,712	$1,407	0.45%
Savings accounts	543,096	701	0.13	646,565	381	0.06
Interest bearing demand and money market accounts	2,771,981	24,095	0.87	3,036,031	4,984	0.16
Total interest bearing deposits	3,806,730	39,350	1.03	3,996,308	6,772	0.17
Junior subordinated debentures	21,615	2,074	9.60	21,322	1,156	5.42
Securities sold under agreement to repurchase	32,976	153	0.46	46,209	138	0.30
Borrowings	369,665	17,733	4.80%	137	6	4.38%
Total interest bearing liabilities	4,230,986	59,310	1.40%	4,063,976	8,072	0.20%
Noninterest demand deposits	1,899,317			2,326,178
Other noninterest bearing liabilities	191,679			119,359
Stockholders’ equity	818,042			811,942
Total liabilities and stockholders’ equity	$7,140,024			$7,321,455
Net interest income and spread		$225,155	3.13%		$219,385	3.27%
Net interest margin			3.58%			3.35%
(1)Average balances are calculated using daily balances.
(2)Average loans receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $3.3 million and $7.4 million for the years ended December 31, 2023 and 2022, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Earnings:
Net interest income	$53,871	$55,618	$55,824	$59,842	$63,107
Provision for (reversal of) credit losses	1,424	(878)	1,909	1,825	1,410
Noninterest income	(3,147)	6,271	7,281	8,258	6,584
Noninterest expense	42,723	40,970	41,325	41,605	40,392
Net income	6,233	18,219	16,846	20,457	22,544
Pre-tax, pre-provision net income (3)	8,001	20,919	21,780	26,495	29,299
Basic earnings per share	$0.18	$0.52	$0.48	$0.58	$0.64
Diluted earnings per share	$0.18	$0.51	$0.48	$0.58	$0.64
Average Balances:
Loans receivable, net (1)	$4,233,743	$4,201,554	$4,145,556	$4,039,395	$3,963,042
Total investment securities	1,861,587	1,992,303	2,061,100	2,090,232	2,106,608
Total interest earning assets	6,269,805	6,363,043	6,297,410	6,213,003	6,292,188
Total assets	7,140,876	7,212,732	7,142,865	7,061,959	7,100,844
Total interest bearing deposits	3,849,067	3,841,148	3,755,005	3,780,570	3,878,325
Total noninterest demand deposits	1,772,261	1,859,374	1,900,640	2,068,688	2,239,806
Stockholders' equity	813,383	821,494	824,742	812,500	780,401
Financial Ratios:
Return on average assets (2)	0.35%	1.00%	0.95%	1.17%	1.26%
Pre-tax, pre-provision return on average assets (2)(3)	0.44	1.15	1.22	1.52	1.64
Return on average common equity (2)	3.04	8.80	8.19	10.21	11.46
Return on average tangible common equity (2) (3)	4.69	12.90	12.04	15.05	17.21
Efficiency ratio	84.2	66.2	65.5	61.1	58.0
Noninterest expense to average total assets (2)	2.37	2.25	2.32	2.39	2.26
Net interest spread (2)	2.84	2.95	3.11	3.66	3.87
Net interest margin (2)	3.41	3.47	3.56	3.91	3.98
(1) Average loans receivable, net includes loans held for sale.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollars in thousands, except per share amounts)

	As of or for the Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Select Balance Sheet:
Total assets	$7,174,957	$7,150,588	$7,115,410	$7,236,806	$6,980,100
Loans receivable, net	4,287,628	4,219,911	4,204,936	4,083,003	4,007,872
Total investment securities	1,873,795	1,894,392	2,030,826	2,078,235	2,097,839
Deposits	5,599,872	5,635,187	5,595,543	5,789,022	5,924,840
Noninterest demand deposits	1,715,847	1,789,293	1,857,492	1,982,909	2,099,464
Stockholders' equity	853,261	813,546	819,733	826,082	797,893
Financial Measures:
Book value per share	$24.44	$23.31	$23.39	$23.53	$22.73
Tangible book value per share (1)	17.40	16.25	16.34	16.48	15.66
Stockholders' equity to total assets	11.9%	11.4%	11.5%	11.4%	11.4%
Tangible common equity to tangible assets (1)	8.8	8.2	8.3	8.3	8.2
Loans to deposits ratio	77.4	75.7	76.0	71.3	68.4
Regulatory Capital Ratios:(2)
Common equity tier 1 capital ratio	12.9%	12.9%	12.8%	12.9%	12.8%
Leverage ratio	10.0	9.9	9.9	9.9	9.7
Tier 1 capital ratio	13.3	13.3	13.2	13.3	13.2
Total capital ratio	14.1	14.1	14.1	14.1	14.0
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.11%	1.10%	1.09%	1.08%	1.06%
Nonperforming loans	1,074.3	1,531.7	1,002.3	923.6	727.8
Nonaccrual loans to loans receivable	0.10	0.07	0.11	0.12	0.15
Nonperforming loans to loans receivable	0.13	0.12	0.16	0.17	0.19
Nonperforming assets to total assets	0.08	0.07	0.10	0.10	0.11
Net charge-offs (recoveries) on loans to average loans receivable, net(3)	0.06	(0.11)	—	0.02	(0.02)
Criticized Loans by Credit Quality Rating:
Special mention	$79,977	$72,152	$84,623	$96,832	$69,449
Substandard	69,757	62,653	58,653	48,824	65,765
Other Metrics:
Number of banking offices	50	50	51	51	50
Deposits per branch	$111,997	$112,704	$109,717	$113,510	$118,497
Average number of full-time equivalent employees	803	821	813	809	806
Average assets per full-time equivalent employee	8,893	8,785	8,786	8,729	8,810
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.
(3) Annualized.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$853,261	$813,546	$819,733	$826,082	$797,893
Exclude intangible assets	(245,732)	(246,325)	(246,920)	(247,543)	(248,166)
Tangible common equity (non-GAAP)	$607,529	$567,221	$572,813	$578,539	$549,727

Total assets (GAAP)	$7,174,957	$7,150,588	$7,115,410	$7,236,806	$6,980,100
Exclude intangible assets	(245,732)	(246,325)	(246,920)	(247,543)	(248,166)
Tangible assets (non-GAAP)	$6,929,225	$6,904,263	$6,868,490	$6,989,263	$6,731,934

Stockholders' equity to total assets (GAAP)	11.9%	11.4%	11.5%	11.4%	11.4%
Tangible common equity to tangible assets (non-GAAP)	8.8%	8.2%	8.3%	8.3%	8.2%

Shares outstanding	34,906,233	34,901,076	35,047,800	35,108,120	35,106,697

Book value per share (GAAP)	$24.44	$23.31	$23.39	$23.53	$22.73
Tangible book value per share (non-GAAP)	$17.40	$16.25	$16.34	$16.48	$15.66

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share amounts)
The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$6,233	$18,219	$16,846	$20,457	$22,544
Add amortization of intangible assets	593	595	623	623	671
Exclude tax effect of adjustment	(125)	(125)	(131)	(131)	(141)
Tangible net income (non-GAAP)	$6,701	$18,689	$17,338	$20,949	$23,074

Average stockholders' equity (GAAP)	$813,383	$821,494	$824,742	$812,500	$780,401
Exclude average intangible assets	(246,022)	(246,663)	(247,278)	(247,922)	(248,560)
Average tangible common stockholders' equity (non-GAAP)	$567,361	$574,831	$577,464	$564,578	$531,841

Return on average common equity, annualized (GAAP)	3.04%	8.80%	8.19%	10.21%	11.46%
Return on average tangible common equity, annualized (non-GAAP)	4.69%	12.90%	12.04%	15.05%	17.21%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions.

	Quarter Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Assets, annualized:
Net income (GAAP)	$6,233	$18,219	$16,846	$20,457	$22,544
Add income tax expense	344	3,578	3,025	4,213	5,345
Add/(subtract) provision for (reversal of) credit losses	1,424	(878)	1,909	1,825	1,410
Pre-tax, pre-provision income (non-GAAP)	$8,001	$20,919	$21,780	$26,495	$29,299

Average total assets (GAAP)	$7,140,876	$7,212,732	$7,142,865	$7,061,959	$7,100,844

Return on average assets, annualized (GAAP)	0.35%	1.00%	0.95%	1.17%	1.26%
Pre-tax, pre-provision return on average assets (non-GAAP)	0.44%	1.15%	1.22%	1.52%	1.64%